Exhibit 4.9

Execution Version

FIRST AMENDMENT TO THE NEW CONSORTIUM AGREEMENT

FIRST AMENDMENT AGREEMENT TO THE NEW CONSORTIUM AGREEMENT DATED AS OF APRIL 13, 2015 (THE “CONSORTIUM AGREEMENT”) ENTERED INTO BY AND BETWEEN (1) AÉROPORTS DE PARIS MANAGEMENT, S.A., A CORPORATION ORGANIZED UNDER THE LAWS OF FRANCE (“ADPM”); (2) AEROINVEST, S.A. DE C.V. (“AEROINVEST”), A CORPORATION ORGANIZED UNDER THE LAWS OF THE UNITED MEXICAN STATES WITH LEGAL CAPACITY AND ITS OWN ASSETS (ADPM AND AEROINVEST ARE HEREINAFTER REFERRED TO INDIVIDUALLY AS A “PARTY” AND COLLECTIVELY AS THE “PARTIES” TO THIS AGREEMENT); WITH THE ACKNOWLEDGEMENT AND AGREEMENT OF SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (“SETA” OR THE “STRATEGIC PARTNER”) AND GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V. (“GACN” OR THE “HOLDING COMPANY”), AND WITH THE AGREEMENT OF CONSTRUCTORAS ICA, S.A. DE C.V. (“CICASA”) AND CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V. (“CONOISA” AND, TOGETHER WITH CICASA, THE “LIMITED GUARANTORS”).

W I T N E S S E T H:

WHEREAS, the Parties, inter alios, executed a consortium agreement dated May 16, 2000, which was subsequently amended on June 7, 2000, June 14, 2000, January 3, 2001, December 19, 2002, September 26, 2003 and April 22, 2004 (the consortium agreement with its amendments being collectively hereinafter referred to as the “2000 Consortium Agreement”).

WHEREAS, the Parties, inter alios, amended and restated the 2000 Consortium Agreement and such 2000 Consortium Agreement was amended and superseded in its entirety by a new Amended and Restated Consortium Agreement dated July 6, 2004, which was then amended on December 15, 2005, September 5, 2006 and May 7, 2007 (such Amended and Restated Consortium Agreement, as amended, the “ARCA”).

WHEREAS, Aeroinvest owns directly a Consortium Interest of 74.5% and ADPM owns directly a Consortium Interest of 25.5%.

WHEREAS, Aeroinvest also owns directly 20.8% of the capital stock of GACN and has significant influence (influencia significativa) in respect of GACN.

WHEREAS, as consequence of the above, the Parties and the Limited Guarantors entered into the New Consortium Agreement on April 13, 2015 (the “Consortium Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree, with the acknowledgment and agreement of SETA and the Holding Company and the agreement of the Limited Guarantors, as follows:

Execution Version

ARTICLE I. DEFINITIONS.

Section 1.1.     For purposes of this Amendment Agreement, all capitalized terms that are not expressly defined herein shall have the meaning set forth in the Consortium Agreement.

ARTICLE II. AMENDMENTS.

Section 2.1.     Amendments to the Agreement. The Parties hereby agree to amend the Consortium Agreement as follows:

(a)     The Parties hereby agree to ament Section 13.20 of the Consortium Agreement to extend the term of the Conversion Date to September 25, 2015 and to clarify certain tax aspects of the Exchange Election. Therefore, Section 13.20 of the Consortium Agreement shall hereinafter read as follows:

“13.20     Liquidity for ADPM

ADPM and Aeroinvest hereby irrevocably agree to cause (i) promptly after September 25, 2015 but in any event within 15 Business Days thereafter (the “Conversion Date”) the conversion, subject to the provisions set forth in Article Eleven of GACN’s bylaws, of 9,034,000 series BB Shares representing approximately 2.26% of GACN owned by SETA, into series B Shares representing same percentage of GACN, free and clear of any liens or other encumbrances and with no transfer restrictions (the “BB Shares”) (ii) promptly following the execution of this Amendment Agreement but in any event within 15 Business Days thereof, 8,000,000 series B Shares representing approximately 2.00% of GACN owned by SETA, free and clear of any liens or other encumbrances and with no transfer restrictions (the “Existing B Shares”), to be held in a Mexican trust to be established with any of Deutsche Bank Mexico, S.A., Institución de Banca Múltiple, División Fiduciaria, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, or Banco Nacional de Comercio Exterior, S.N.C., acting as trustee, SETA as settlor/second beneficiary, and ADPM, as first beneficiary (on terms and conditions reasonably satisfactory to ADPM, including ADPM’s selection of the trustee, the “Mexican Trust”), and (iii) promptly following the Conversion Date of the BB Shares into series B Shares, pursuant to item (i) above (the “Converted B Shares” and together with the Existing B Shares, the “ADPM Shares”), to be held in the Mexican Trust in order to hold all of the ADPM Shares owned by SETA (corresponding to ADPM’s current indirect interest in GACN) through the Mexican Trust and isolate the ADPM Shares from risk of third party attachment, etc. and provide for a streamed-line mechanism to distribute same to ADPM, so that ADPM may exchange all or part of its Interest in SETA for an equivalent interest represented in ADPM Shares (the “Exchange Election”) and sell all or part of same at any time, without any restrictions, at its sole discretion beginning on June 15, 2016. Notwithstanding the foregoing, ADPM and Aeroinvest hereby agree that the number of ADPM

Execution Version

Shares to be delivered by the Mexican Trust to ADPM shall be the number of ADPM shares after any applicable tax or tax withholding to be made and paid by SETA under applicable law that arises from the transaction contemplated herein. The Mexican Trust shall also serve as a means to secure the performance by Aeroinvest of its obligations under this Agreement in relation to the Put Option.

Provided that if prior to any Exchange Election Aeroinvest delivers a Drag-Along Notice to ADPM pursuant to Clause 7.6(b) hereof. ADPM shall not be entitled to exercise an Exchange Election thereafter far a period ending on the proposed closing dated indicated in the Drag-Along Notice but in no case exceeding 180 (one hundred and eighty) calendar days following receipt by ADPM of the Drag-Along Notice pursuant to Clause 7.6(b) hereof.

The Parties agree that prior to any Exchange Election all ADPM Shares held in the Mexican Trust shall be voted in the same way as the SETA shareholders decide to vote GACN shares held by SETA in accordance with the terms and conditions of this Agreement.

The costs and expenses related to the implementation and maintenance of the Mexican Trust to be borne by SETA.

Aeroinvest and SETA hereby agree to promptly cause the implementation of the Mexican Trust in accordance with this Agreement and, prior to such implementation and thereafter, to keep all of the ADPM Shares at all times free and clear of any and all liens, attachments and other encumbrances (other than those created for the benefit of ADPM as a result of the implementation of the Mexican Trust).”

Section 2.2.     Agreement Effect. The Consortium Agreement is hereby amended to document the intent of this Amendment Agreement. This Amendment Agreement supersedes and shall control over any inconsistent provisions of the Consortium Agreement. Except as stated herein and amended hereby, the Consortium Agreement is, and shall remain, in full force and effect as written and is hereby reaffirmed and ratified in all respects without qualification or condition. Except as stated herein and amended hereby, the provisions of the Consortium Agreement are, and shall remain, unaffected, unchanged and unimpaired, and are enforceable in accordance with their respective terms.

Section 2.3.     Novation. This Amendment Agreement does not, and shall not be interpreted to cause any type of novation over the Consortium Agreement.

ARTICLE III. MISCELLANEOUS PROVISIONS

Section 3.1.     Notices. All notices, demands, waivers, requests and other communications required or permitted to be given hereunder, shall be made and addressed to the persons and in the form required in Section 13.5 of the Consortium Agreement.

Section 3.2.     Authorization. Each Party and the Limited Guarantors hereby warrants and represents to the other that it has full right and authority to enter into this Amendment, and that the person signing this Amendment Agreement on behalf of such Party or Limited Guarantor is duly authorized by all necessary company documents or operating agreements (as applicable) to do so.

Execution Version

Section 3.3.     Successors and Assigns. This Amendment Agreement shall be binding upon, and the benefits hereof shall inure to, the Parties and Limited Guarantors hereto and their respective successors and assigns.

Section 3.4.     Counterparts. This Amendment may be executed by the Parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Signatures may be transmitted by e-mail (PDF) or facsimile and have the same effect as originals.

Section 3.5.     Applicable Law and Jurisdiction. This Amendment Agreement is governed by and construed in accordance with the laws of the United Mexican States and shall be subject to all of the applicable terms and provisions set forth on the Consortium Agreement in connection with arbitration and dispute settlement.

IN WITNESS WHEREOF, each of the Parties hereto has caused a counterpart of this New Consortium Agreement to be duly executed as of September 15, 2015.

Rest of the page intentionally left in blank. Signature pages follow.

Signature Page of the First Amendment Agreement to the New Consortium Agreement dated as of April 13, 2015 and entered into by and between Aérports de París Management, S.A., Aeroinvest, S.A. de C.V., Servicios de Tecnología Aeroportuaria, S.A. de C.V., Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., Constuctoras ICA, S.A. de C.V. and Controladora de Operaciones de Infraestructura, S.A. de C.V. on September 15, 2015.

Aéroports de Paris Management, S.A.

By:
Title:

Rest of the page intentionally left in blank.

Signature Page of the First Amendment Agreement to the New Consortium Agreement dated as of April 13, 2015 and entered into by and between Aérports de París Management, S.A., Aeroinvest, S.A. de C.V., Servicios de Tecnología Aeroportuaria, S.A. de C.V., Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., Constuctoras ICA, S.A. de C.V. and Controladora de Operaciones de Infraestructura, S.A. de C.V. on September 15, 2015.

Aeroinvest, S.A. de C.V.

By: Alonso Quintana Kawage
Title: Legal representative

Rest of the page intentionally left in blank.

Signature Page of the First Amendment Agreement to the New Consortium Agreement dated as of April 13, 2015 and entered into by and between Aérports de París Management, S.A., Aeroinvest, S.A. de C.V., Servicios de Tecnología Aeroportuaria, S.A. de C.V., Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., Constuctoras ICA, S.A. de C.V. and Controladora de Operaciones de Infraestructura, S.A. de C.V. on September 15, 2015.

Servicios de Tecnologia Aeroportuaria, S.A. de C.V.

By: Víctor Humberto Bravo Martín
Title: Legal representative

By:
Title: Legal representative

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

By: Alfredo Dominguèz Sánchez
Title: Legal representative

Constructoras ICA, S.A. de C.V.

By: Víctor Humberto Bravo Martín
Title: Legal representative

Controladora de Operaciones de Infraestructura, S.A. de C.V.

By: Víctor/Humberto Bravo Martín
Title: Legal representative